UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2013

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Mendocino Brewing Company, Inc. (the “Company”) received a letter dated November 11, 2013 from United Breweries (Holdings) Limited (“UBHL”), the Company’s indirect majority shareholder. The chairman of the Company’s Board of Directors, Dr. Vijay Mallya, is also the chairman of the Board of Directors of UBHL.

In the letter, UBHL sets forth its understanding that its investment in the Company will allow the Company to reach certain goals. In light of such understanding, UBHL is willing to commit to invest $2,000,000 in the Company in four installments to be paid every six months over a two year period. The letter does not state definitive terms for the proposed investment, but states that UBHL would prefer to receive “ordinary voting stock” as compensation for such investment. UBHL will consider additional investment based on a business plan to be provided by the Company.

The foregoing description of the letter is a summary and is not a complete statement of all the terms contained therein. A copy of the letter is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Letter from United Breweries (Holdings) Limited to Mr. Yashpal Singh, Chief Executive Officer of Mendocino Brewing Company, Inc. dated November 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: November 15, 2013	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary